     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 1999
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                INTRAWARE, INC.

             (Exact name of Registrant as specified in its charter)

                         DELAWARE                                                    68-0389976
              (State or other jurisdiction of                                     (I.R.S. Employer
              incorporation or organization)                                   Identification Number)

                                INTRAWARE, INC.
                                 25 ORINDA WAY
                                ORINDA, CA 94563
                                 (925) 253-4500

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                         ------------------------------

                             1996 STOCK OPTION PLAN
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                           1998 DIRECTOR OPTION PLAN
                             ---------------------

                                DONALD M. FREED
                            CHIEF FINANCIAL OFFICER
                                INTRAWARE, INC.
                                 25 ORINDA WAY
                                ORINDA, CA 94563
                                 (925) 253-4500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                    COPY TO:
                              DAVID J. SEGRE, ESQ.
                             ADAM R. DOLINKO, ESQ.
                             DAVID R. BOWMAN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                 (650) 493-9300

                         ------------------------------

    Approximate date of commencement of proposed sale to the public: as soon as practicable after the Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following line: ____

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: _X_
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
            TITLE OF SECURITIES                   AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
              TO BE REGISTERED                  BE REGISTERED       PER SHARE (1)     OFFERING PRICE (1)       FEE (1)
Common Stock, 0.0001 par value
Issuable under:
1996 Stock Option Plan (as amended December
  17, 1998).................................      3,751,518           $9.598112          $36,007,489           $10,011
1998 Employee Stock Purchase Plan...........       600,000            $16.21875           $9,731,250            $2,706
1998 Director Option Plan...................       150,000            $16.21875           $2,432,813             $677
Total.......................................      4,501,518           $10.70118          $48,171,552           $13,394

(1) Estimated in part pursuant to Rule 475(h) under the Securities Act of 1933, as amended (the Act), and in part pursuant to Rule 457(c) under the Act. With respect to 1,585,158 shares subject to outstanding options to purchase Common Stock as of February 25, 1999, under the 1996 Stock Option Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $0.55 per share pursuant to Rule 457(h). With respect to 2,166,360 shares of Common Stock available for future grant under the 1996 Stock Option Plan and all the shares issuable under both the 1988 Employee Stock Purchase Plan and 1998 Director Option Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) as the average between the high and low price reported by the Nasdaq National Market on March 5, 1999, which average was $16.21875. The Proposed Maximum Offering Price Per Share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c) and 457(h).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                INTRAWARE, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated herein by reference:

    (a) The Registrant's final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1 (Registration No. 333-69261), which was declared effective by the SEC on February 25, 1999.

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the latest fiscal year covered by the document referred to in (a) above.

    (c) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

    All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Certificate of Incorporation, as amended and restated, limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors except for liability arising out of: (i) a breach of their duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit.

    The Company's charter documents provide that the Company shall indemnify its officers, directors and agents to the fullest extent permitted by law, including those circumstances where indemnification would otherwise be discretionary. The Company believes that indemnification under its charter documents covers at least negligence and gross negligence on the part of indemnified parties. The Company has entered into indemnification agreements with each of its directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify each director and officer against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance such persons' expenses incurred as a result of any proceeding against him or her as to which such person could be indemnified.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

       *4.1  1996 Stock Option Plan (as amended December 17, 1998)
       *4.2  1998 Employee Stock Purchase Plan
       *4.3  1998 Director Option Plan
        5.1  Opinion of counsel as to legality of securities being registered
       23.1  Consent of Independent Accountants
       23.2  Consent of Counsel (contained in Exhibit 5.1)
       24.1  Power of Attorney

------------------------

* Included by Reference. See Form S-1 declared effective by the SEC on February 25, 1999 (Registration No. 333-69261)

ITEM 9.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orinda, State of California, on March 10, 1999.

                                By:             /s/ PETER H. JACKSON
                                     -----------------------------------------
                                                  Peter H. Jackson
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement of Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
                                President, Chief Executive
     /s/ PETER H. JACKSON         Officer and Director
------------------------------    (Principal Executive        March 10, 1999
       Peter H. Jackson           Officer)

                                Executive Vice President
     /s/ DONALD M. FREED          and Chief Financial
------------------------------    Officer (Principal          March 10, 1999
       Donald M. Freed            Financial Officer)

              *
------------------------------  Director                      March 10, 1999
       Laurence M. Baer

              *
------------------------------  Director                      March 10, 1999
        John V. Balen

              *
------------------------------  Director                      March 10, 1999
       Mary Ann Byrnes

              *
------------------------------  Director                      March 10, 1999
     Charles G. Davis Jr.

              *
------------------------------  Director                      March 10, 1999
       Mark B. Hoffman

              *
------------------------------  Director                      March 10, 1999
      Ronald E. F. Codd

  *By: /S/ PETER H. JACKSON
       Peter H. Jackson
       ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                   DESCRIPTION OF DOCUMENT
-----------  ------------------------------------------------------------------------------------
       4.1   1996 Stock Option Plan (as amended December 17, 1998) (1)

       4.2   1998 Employee Stock Purchase Plan (2)

       4.3   1998 Director Option Plan (3)

       5.1   Opinion of Wilson Sonsini Goodrich & Rosati

      23.1   Consent of Independent Auditors.

      23.2   Consent of Counsel (contained in Exhibit 5.1)

      24.1   Power of Attorney

------------------------

(1) Incorporated by reference. See Exhibit 10.2 of Intraware's Registration Statement on Form S-1 (Registration No. 333-69261) which was declared effective on February 25, 1998.

(2) Incorporated by reference. See Exhibit 10.3 of Intraware's Registration Statement on Form S-1 (Registration No. 333-69261) which was declared effective on February 25, 1998.

(3) Incorporated by reference. See Exhibit 10.4 of Intraware's Registration Statement on Form S-1 (Registration No. 333-69261) which was declared effective on February 25, 1998.